Exhibit 10.8

FIRST AMENDMENT TO THE

AFFINION GROUP HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

This First Amendment to the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”), is made on behalf of Affinion Group Holdings, Inc., the sponsor of the Plan, and is effective as of December 4, 2006.

1. Section 7.1 of the Plan is hereby deleted in its entirety and is replaced with the following new Section 7.1:

7.1 Changes in Capital Structure.

If (i) the Common Stock is changed by reason of a stock split, reverse stock split, spinoff, stock combination or stock dividend or reclassification or if any extraordinary dividend or other distribution is paid on or in respect of Common Stock or (ii) the Common Stock is converted into or exchanged for other securities or property as a result of a merger, consolidation, or a recapitalization or reorganization that does not involve an extraordinary dividend or otherwise constitute an equity restructuring within the meaning of FASB Statement No. 123 (revised 2004) (a “Reorganization”), the Board, in such manner as it may deem equitable, shall make such adjustments in the number and class of shares of stock available under the Plan as shall be reasonably necessary to preserve to a Participant rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such existing rights), including, without limitation, a corresponding adjustment changing the number and kind of shares of stock subject to, and the Option Price or Purchase Price applicable to, each Award or portion thereof outstanding at the time of such transaction or event, or to redeem any such Award for cash or other property. Any such adjustment to an Award shall be made in accordance with Section 409A of the Code and any regulations or other guidance issued thereunder.

2. Section 7.2(b) of the Plan is hereby deleted in its entirety and is replaced with the following new Section 7.2(b):

(b) Any adjustments referred to in clause (ii) of Section 7.1 shall be made by the Board in its sole discretion and all adjustments referred to in Section 7.1 shall, absent manifest error, be conclusive and binding on the Company and all Persons holding any Awards granted under the Plan.

3. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

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